Exhibit 4.7

ADDENDUM TO 7% $ _____ CONVERTIBLE SUBORDINATED NOTE

OF

DELPHAX TECHNOLOGIES, INC.

DATED

[FEBRUARY 4, 2004]

This Addendum to the above-referenced Convertible Subordinated Note of Delphax Technologies, Inc., a Minnesota corporation (the "Company"), payable to the order of [__________________] (the "Payee") is made as of this 26th day of March, 2007.

WHEREAS, the Company and the Payee desire to modify the Company's interest payment obligations under the Note:

NOW, THEREFORE, the Company and the Payee agree that effective as of April 1, 2007, the Note shall be modified in the following respects:

1. The outstanding principal amount of the Note on the effective date of this Addendum is $[_______________].

2. Notwithstanding the provisions of the second paragraph of the Note, from and after the effective date of this Addendum, the Note shall bear annual interest at a fixed rate of 12% per annum of the unpaid Face Amount (computed based on the actual days elapsed in a year of 360 days), payable quarterly in arrears on the first business day of each calendar quarter. Interest at the rate of 9% per annum shall be payable in cash (in lawful money of the United States) and interest at the rate of 3% per annum (the "PIK Interest Portion") shall be payable in shares of Common Stock, par value $.10 per share, of the Company, which number of shares shall be determined by dividing the monetary value of the PIK Interest Portion of the accrued interest due on the unpaid Face Amount for the relevant quarterly period by the Market Price of the Common Stock as of the interest payment date.

"Market Price" shall mean, if the Common Stock is traded on a securities exchange or on the NASDAQ National Market, the average of the closing prices of the Common Stock on such exchange or the NASDAQ National Market on the 20 trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the 20 trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or the NASDAQ National Market, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

3. The second caption on page one of the Note shall be deleted and replaced with the following:

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THOSE CERTAIN SUBORDINATION AGREEMENTS (COLLECTIVELY, THE "SUBORDINATION AGREEMENTS") DATED AS OF MARCH 26, 2007, BY AND AMONG (A) WHITEBOX DELPHAX, LTD., WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LLC AND PANDORA SELECT PARTNERS, L.P., DELPHAX TECHNOLOGIES INC. ("COMPANY"), AND LASALLE BUSINESS CREDIT, LLC ("LASALLE"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY COMPANY PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF FEBRUARY 4, 2004 BETWEEN COMPANY AND LASALLE, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND (B) WHITEBOX DELPHAX, LTD., DELPHAX TECHNOLOGIES CANADA LIMITED ("DELPHAX CANADA"), PARENT AND ABN AMRO BANK N.V., CANADA BRANCH ("LASALLE CANADA"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY DELPHAX CANADA PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF FEBRUARY 4, 2004 BETWEEN DELPHAX CANADA AND LASALLE CANADA, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF EACH OF THE SUBORDINATION AGREEMENTS.

When attached to the Note, this Addendum shall become part of the Note. All references to the Note in the Note or in any other document shall hereinafter be deemed to be references to the Note as modified by this Addendum. The Note shall remain in full force and effect without modification except as expressly set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Payee have executed this Addendum as of the date first above written.

DELPHAX TECHNOLOGIES INC.

By _________________________________

Its _______________________________

Accepted and Agreed to as of

_______________, 2007.

[_________________________________________]

By ________________________________

Its ______________________________

[Signature Page to Addendum to Convertible Subordinated Note]